Exhibit 10.2

EXECUTION COPY

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement dated as of December 17, 2008, among CBRE REALTY FINANCE MANAGEMENT, LLC, a Delaware limited liability company having an address at CityPlace I, 185 Asylum Street, 31st Floor, Hartford, Connecticut 06103 (the “Assignor”), and CBRE REALTY FINANCE, INC., a Maryland corporation having an address at CityPlace I, 185 Asylum Street, 31st Floor, Hartford, Connecticut 06103 (the “Assignee”).

WHEREAS, CBRE Realty Finance CDO 2006-1, Ltd., an exempted company incorporated under the laws of the Cayman Islands, as issuer (the “Issuer”) and the Assignor entered into a Collateral Management Agreement dated as of March 28, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Management Agreement”);

WHEREAS, the Assignor wishes to assign and delegate to the Assignee all rights and obligations of the Assignor under the Collateral Management Agreement and the Assignee wishes to acquire and assume from the Assignor all rights and obligations of the Assignor under the Collateral Management Agreement; and

WHEREAS, the Collateral Management Agreement permits the assignment and assumption contemplated herein upon satisfaction of the conditions provided in Section 13(b) therein;

NOW, THEREFORE, for the avoidance of doubt, the parties hereto agree as follows:

1. Effective Date. The effective date of this Agreement shall be January 1, 2009 (the “Effective Date”).

2. Assignment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as of the Effective Date, the Assignor assigns, transfers and sets over to the Assignee all rights and obligations of the Assignor under the Collateral Management Agreement and the Assignee hereby accepts the assignment and transfer of all the rights, title and interest, powers and privileges, remedies, obligations and duties of the Assignor under the Collateral Management Agreement. As of the Effective Date, the assignment herein (a) vests and thereafter at all times will vest in the Assignee all right, title and interest in and to the Collateral Management Agreement, and (b) obligates and thereafter at all times will obligate the Assignee to perform all duties and to assume and fulfill any of the liabilities and obligations of the Assignor now or hereafter existing under the Collateral Management Agreement, and such constitutes a valid assignment enforceable against the Assignee and all successors, assigns and creditors of the Assignee. For the avoidance of doubt, the Assignee shall not be responsible for nor incur any liability in respect of any acts or omissions of the Assignor occurring prior to the Effective Date as a result of the assignment herein.

3. Assumption. As of the Effective Date, the Assignor delegates and the Assignee assumes and agrees to perform all obligations of the Assignor with respect to the Collateral Management Agreement with the same force and effect as if Assignee had been an original party to the Collateral Management Agreement.

4. No Restatement of Representations and Warranties. The parties hereto acknowledge and agree that the representations and warranties made by the Collateral Manager as set forth in Section 5 of the Collateral Management Agreement were made as of the date of the Collateral Management Agreement and are not restated by the Assignee hereby or at any time hereafter.

5. Issuer as Party. The Issuer has executed this Agreement for the sole purpose of (a) acknowledging Section 4 hereof and (b) evidencing its consent to the assignment contemplated hereby.

6. Further Assurances. At any time and from time to time after the date hereof, and without further consideration, the parties shall execute and deliver such other instruments and take such other action as either party may reasonably request as necessary or desirable in order to further the purposes of this Agreement and the transactions contemplated hereby.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws principles other than Section 5-1401 of the General Obligations Law of the State of New York.

8. Submission to Jurisdiction. In respect of any action, suit or proceeding arising out of this Agreement, each of the Assignor and the Assignee hereby irrevocably (a) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof, (b) agrees that all such actions, suits and proceedings may be heard and determined in such courts and (c) waives (i) any objection which it may have at any time to the laying of venue in such courts, (ii) any claim that such action, suit or proceeding has been brought in an inconvenient forum and (iii) the right to object with respect to such action, suit or proceeding that any of such courts does not have jurisdiction over such party.

9. Entire Agreement. This Agreement constitutes the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof, and supersedes all prior agreements and understandings, written or oral, among the parties with respect to the matters that are the subject hereof.

10. Amendment. Any term of this Agreement may be amended or modified in whole or in part and observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing and signed by the party against whom such amendment, modification or waiver is sought to be enforced.

11. Third Parties. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

12. Invalidity. If any provisions of this Agreement as applied to any party or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

13. Execution in Counterparts. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this letter by facsimile transmission shall be as effective as delivery of a mutually signed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

CBRE REALTY FINANCE MANAGEMENT, LLC, as Assignor		CBRE REALTY FINANCE, INC., as Assignee

By:	/s/ Daniel Farr	By:	/s/ Daniel Farr
Name:	Daniel Farr	Name:	Daniel Farr
Title:	Managing Director	Title:	Executive Vice President

The undersigned, as of the date above, hereby consents to the assignment described above:

CBRE REALTY FINANCE CDO 2006-1, LTD., as Issuer

By:	/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director

3